UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 9, 2014

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On May 9, 2014, Comstock Resources, Inc. ("Comstock") issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing an offering of $100 million in aggregate principal amount of its 7¾% Senior Notes due 2019 (the "Additional Notes").  The Additional Notes will be an additional issuance of the Company's outstanding 7¾% Senior Notes due 2019, which it issued in March 2011 in an aggregate principal amount of $300 million.  The offering will be made by means of an underwritten public offering pursuant to an automatic shelf registration statement previously filed with the Securities and Exchange Commission.  Proceeds from the offering will be used to repay outstanding borrowings under the Company's bank credit facility.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release, dated May 9, 2014 announcing the Company's Offering of Additional 7¾% Senior Notes due 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: May 9, 2014	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer